Exhibit 10.29

RESOLUTION AGREEMENT

This Resolution Agreement (this “Agreement”) is entered into as of October 3, 2006 (the “Execution Date”) by and between (i) Alcatel Teletas Telekomunikasyon Endustri A.S., a company duly existing pursuant to the laws of Turkey, having its head offices at 1. Esensehir, Ataturk cad. No:4 Y.Dudullu Istanbul (“Alcatel”) and (ii) Avici Systems Inc., a corporation duly existing pursuant to the laws of the State of Delaware with offices at 101 Billerica Avenue, North Billerica, MA 01862 (“Avici”) (each of Avici and Alcatel a “Party” and collectively, the “Parties”). The effective date of this Agreement (the “Effective Date”) shall be the Payment Date (as defined below).

Avici and Alcatel are parties to the Supply Agreement executed by Alcatel on October 10, 2005 and by Avici on October 25, 2005 (the Supply Agreement, together with all Annexes and other attachments, exhibits and schedules thereto and purchase orders thereunder, all as amended, the “Supply Agreement”). The Supply Agreement was entered into in connection with the IP/MPLS Backbone Contract between Alcatel and Customer (the IP/MPLS Backbone Contract, together with all annexes, attachments, exhibits and schedules thereto, all as amended, the “Prime Contract”). Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the respective meanings specified in the Supply Agreement.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Avici and Alcatel agree as follows:

1. Credits and Payments. In consideration of the termination of the Supply Agreement and the release provided herein and the other agreements of Alcatel under this Agreement, Avici shall (i) within five business days after the Execution Date pay to Alcatel by wire transfer in accordance with the wire instructions specified on Exhibit A the First Payment Amount specified on Exhibit A (the date on which such payment is credited to Alcatel’s bank shall be referred to as the “Payment Date”, it being agreed that Avici shall initiate such wire transfer within five business days of the Execution Date but cannot guarantee that such wire will be credited to Alcatel’s bank within such five business days), and (ii) on the Effective Date reverse and write-off all accounts receivable owed by Alcatel to Avici as of the Effective Date. If (and only if) Alcatel causes the Required Items (as defined below) to be returned to and received by Avici on or before the thirtieth (30th) day after the End Date (as defined below) in accordance with Sections 3 and 4 and Exhibit B of this Agreement, Avici shall pay to Alcatel by wire transfer in accordance with the wire instructions specified on Exhibit A an additional amount equal to the Second Payment Amount specified on Exhibit A within fifteen business days after Avici receives the Required Items (the date on which the Second Payment Amount is credited to Alcatel’s bank shall be the “Final Payment Date”). The “Required Items” means the Delivered Equipment (excluding any ancillary components of the Delivered Equipment that cannot be returned in accordance with Exhibit B provided that the aggregate original invoice price of such components not returned in accordance with Exhibit B does not exceed 5% of the total original invoice price of the Delivered Equipment), the Returned Licensed Materials (except to the extent any Returned Licensed Materials are permitted by Section 4(a) to be destroyed and are actually destroyed) and the Licensed Materials Certification (each as defined below).

2. Termination of Supply Agreement. The Supply Agreement, and all rights, representations, warranties, licenses, covenants, indemnitees and obligations thereunder or that may be or come into existence as a result of, in connection with or arising out of the execution, delivery, performance or non-performance of the Supply Agreement (including, without limitation any rights, representations, warranties, licenses, covenants, indemnitees or obligations arising under applicable law and any rights, representations, warranties, licenses, covenants, indemnitees or obligations that would otherwise survive the termination of the Supply Agreement, whether under Section 22.7 thereof or otherwise) are hereby terminated and of no further force or effect. After the Effective Date, neither Avici nor Alcatel shall have any rights, representations, warranties, licenses, covenants, indemnitees or obligations (including, without limitation, any obligation to deliver or provide products or services or to develop new features or any warranty obligations) under or in connection with the Supply Agreement. For the avoidance of doubt, Alcatel, and not Avici, shall be responsible for sourcing, purchasing, installing, providing and maintaining the equipment, products, services and other deliverables required under the Prime Contract in place of the equipment, products, services and other deliverables previously provided or otherwise to have been provided under the Supply Agreement. For the avoidance of doubt, the provisions of this Section 2 shall not be construed to limit the express obligations of the Parties under any provision of this Agreement, including, without limitation, Section 3.

3. Delivered Equipment; Transition Period. Prior to the Effective Date, Avici has delivered under the Supply Agreement the equipment listed on Exhibit B (the “Delivered Equipment”). During the period from the Effective Date until August 15, 2007 (the “Transition Period”) Alcatel shall use the Delivered Equipment, and shall permit the Delivered Equipment to be used, solely by Alcatel and Customer under the Prime Contract as part of the transition by Alcatel to substitute equipment in place of the Delivered Equipment. Alcatel shall use best efforts to replace and remove the Delivered Equipment from use as soon as reasonably practicable, but in any event Alcatel shall replace and remove the Delivered Equipment from use by the end of the Transition Period. Alcatel shall use its best efforts to cause the Delivered Equipment to be returned to Avici in accordance with Exhibit B within thirty (30) days after the date (such date, the “End Date”) that is the earlier of (i) the last day of the Transition Period and (ii) the date on which the

Delivered Equipment is physically removed from Customer’s network. From and after the date the Delivered Equipment is returned to Avici, Avici shall be the sole and exclusive owner of the Delivered Equipment and Alcatel shall cause clear unencumbered title to the Delivered Equipment to be transferred to Avici concurrent with the return of the Delivered Equipment. From the Effective Date until the End Date, Avici shall repair or replace defective parts included in the Delivered Equipment and provide Tier 3 maintenance problem solving and support services for the Delivered Equipment, all in accordance with Avici’s past practice with Alcatel and Avici’s customary procedures for repair and replacement and Tier 3 maintenance problem solving and support services (except that Avici will not have an Avici representative in Turkey to assist Alcatel), recognizing that the Delivered Equipment is to be replaced in its entirety by Alcatel with substitute equipment. Avici shall have no other obligations or responsibilities with respect to any of the Delivered Equipment, including, without limitation, the performance or failure thereof, and Avici disclaims and Alcatel waives all express and implied warranties and other obligations of Avici with respect to the Delivered Equipment. After the End Date, Alcatel shall not make any use of, and Alcatel shall not allow Customer to make any use of, any of the Delivered Equipment for any purpose and, until returned to Avici, Alcatel shall store or cause the Delivered Equipment to be stored in a safe location without use.

4. Licensed Materials; Confidentiality.

(a) Avici grants Alcatel a personal, non-exclusive and non-transferable license (without the right to grant sublicenses) to use Licensed Materials prior to the End Date only in connection with the Delivered Equipment, and such license shall terminate automatically on the End Date. NO TITLE OR OTHER OWNERSHIP RIGHTS IN INTELLECTUAL PROPERTY OR OTHERWISE IN THE LICENSED MATERIAL OR ANY COPY THEREOF SHALL PASS TO ALCATEL UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE UNDER THIS AGREEMENT. Alcatel agrees not to: (i) reverse engineer, decompile or disassemble the Licensed Materials or (ii) otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Licensed Materials. All Licensed Materials, and all copies thereof, including translations, compilations, derivative works and partial copies, are and shall at all times remain the property of Avici or its licensors. On the End Date, Alcatel shall return to Avici all Licensed Materials, and all copies thereof, including translations, compilations, derivative works and partial copies in the possession of Alcatel, its subcontractors or Customer (collectively, the “Returned Licensed Materials”) or, to the extent return is not reasonably practicable, destroy or cause to be destroyed all Returned Licensed Materials for which return is not reasonably practicable. Alcatel shall send a written certification to Avici, together with the returned items, that all Returned Licensed Materials have been so returned or destroyed as required by this Section (the “Licensed Materials Certification”).

(b) Each Party shall use the same level of care to avoid unauthorized disclosure, publication or dissemination of the other Party’s confidential or proprietary information as it uses to protect its own confidential or proprietary information (but not less than reasonable care). The existence and terms of this Agreement shall not be deemed confidential, provided that neither Party shall disclose the content of Exhibit A except to the extent such Party determines that such disclosure may be required by applicable law, including applicable securities laws. Alcatel will endeavor to require that Customer observe these confidentiality terms.

5. Mutual Release. As of the Payment Date (and regardless of whether or not the Final Payment Date occurs) and again as of the Final Payment Date, each Party, individually and on behalf of such Party’s affiliates and on behalf of the directors, officers, agents, employees, partners, members, shareholders, attorneys, legal representatives, subsidiaries, successors and assigns of such Party and each of its affiliates, and expressly including, in the case of Alcatel, on behalf of the Customer, its shareholders and affiliates, and any other suppliers or subcontractors under the Prime Contract (collectively, the “Releasing Parties”), releases and agrees to indemnify and hold harmless the other Party and such other Party’s affiliates and the directors, officers, agents, employees, partners, members, shareholders, attorneys, legal representatives, subsidiaries, successors and assigns of such other Party and each of its affiliates (collectively, the “Released Parties”) from and against any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, (collectively, “Claims”) that any of the Releasing Parties may have against any Released Party whether arising prior to, on or after the applicable date as of which this mutual release is being given, whether individual, class, derivative, statutory, representative, legal, equitable or any other type or in any other capacity, in each case resulting from, in connection with or arising from the execution, delivery, performance or non-performance of the Supply Agreement, any agreement or document executed in connection therewith or related thereto, including, without limitation, the Tender, Avici’s responses to the Tender, the MoU, and the Prime Contract, any discussions in connection therewith or related thereto or the business relationship between the Parties (the “Released Claims”), excluding only from the scope of this mutual release that is given as of the Payment Date, but not excluded from the scope of this mutual release that is given as of the Final Payment Date, claims for specific performance of this Agreement and excluding in all cases from the scope of this mutual release Claims under section 4 or 5. For the avoidance of doubt, from and after the Payment Date, the only rights and obligations that shall exist between any of the Releasing Parties, on the one hand, and any of the Released Parties, on the other hand, are the rights and obligations between the Parties expressly provided under this Agreement, each Party expressly releasing and waiving all others on behalf of itself and its other Releasing Parties. On the Final Payment Date, each Party shall be deemed to have reaffirmed the foregoing mutual release, as of the Final Payment Date, but without the exclusion from the Released Claims of Claims resulting from, in connection with or arising from the rights and obligations under this Agreement (other than Claims under Section 4 or 5 which shall survive the Final Payment Date), and all such previously excluded Claims (other than Claims under Section 4 or 5) shall thereafter be included in the Released Claims.

6. Notices; Amendments; Assignment. Any notice given under this Agreement must be in writing and shall be deemed effective when received by the intended recipient Party at the address of such Party first written above. Any amendment or waiver of any provision of this Agreement shall only be effective if in writing and signed by both Parties. If either Party fails to enforce any term of this Agreement, failure to enforce on that occasion shall not prevent enforcement on any other occasion. This Agreement may not be assigned by either Party without the prior written consent of the other Party, provided that such consent shall not be required in the event of an assignment of this Agreement as part of the sale or transfer of all or substantially all of the assets or business of the assigning Party that relate to this Agreement. This Agreement shall inure to the benefit of and shall be binding on each Party and their respective successors and permitted assigns.

7. Limitation on Liability. NEITHER ALCATEL NOR AVICI SHALL HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THIS AGREEMENT. IN NO EVENT, EXCEPT FOR ALCATEL’S INFRINGEMENT OF AVICI’S INTELLECTUAL PROPERTY AND EXCEPT FOR OBLIGATIONS UNDER SECTION 5, SHALL EITHER PARTY’S DAMAGES RECOVERABLE FOR ANY CAUSE WHATSOEVER EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE SECOND PAYMENT AMOUNT SPECIFIED ON EXHIBIT A.

8. Governing Law; Dispute Resolution; Controlling Language. This Agreement shall be governed by and construed in accordance with the laws of Switzerland, excluding any laws regarding conflict or choice of laws. Any dispute under this Agreement shall be resolved by binding arbitration under the ICC Rules, with a single arbitrator who shall be an attorney. The arbitration shall be conducted in English and the place of arbitration will be Geneva, Switzerland. The arbitrators will not make any decision inconsistent with the terms and conditions of this Agreement. The award of the arbitrators shall be binding and enforceable. Each Party shall bear its internal expenses and its attorneys fees and expenses of such arbitration, provided that if a Releasing Party asserts a Claim against a Released Party that the arbitrator determines to have been released by such Releasing Party in this Agreement, then such Releasing Party asserting such Claim shall bear all costs of the arbitration, including the internal expenses and attorneys fees and expenses of the Released Parties. This English version of this Agreement shall be controlling for all purposes notwithstanding any translation into other languages.

IN WITNESS WHEREOF duly authorized representatives of the parties have executed this Resolution Agreement.

SIGNED for and on behalf of:		Signed for and on behalf of:
Avici Systems Inc.		Alcatel Teletas Telekomunikasyon
(by its authorized officer)		Endustri A.S.
(by its authorized officer)

By:	/s/ JO-ANN MENDLES	By:	/s/ LUTFI YENEL